RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                             COLLINS & AIKMAN GROUP, INC.


               Collins & Aikman Group, Inc., a corporation originally incorporated on March 17, 1971 under the name Five Fifteen, Inc. and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

               1. That the Restated Certificate of Incorporation of this corporation be restated to read in full as follows:


               FIRST:    The name  of the  Corporation is Collins  & Aikman
          Group, Inc. (hereinafter sometimes called the "Corporation").

               SECOND: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

               FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Twenty-Three Million, Six Hundred Thousand and One (123,600,001) consisting of:

               (a) Thirty Million (30,000,000) shares of Preferred Stock of the par value of ten cents ($.10) each (hereinafter referred to as 'Undesignated Preferred Stock');

               (b) In addition to the Undesignated Preferred Stock, Twenty-Three Million, Six Hundred Thousand (23,600,000) shares of 15-1/2% Junior Cumulative Exchangeable Redeemable Preferred Stock of the par value of ten cents ($.10) each (hereinafter referred to together with the Undesignated Preferred Stock, collectively, as the 'Preferred Stock');

               (c) One (1) share of Class A Common Stock of the par value of ten cents ($.10) each (hereinafter referred to as the 'Class A Common Stock'); and

               (d) Seventy Million (70,000,000) shares of Common Stock of the par value of ten cents ($.10) each (hereinafter referred to as 'Common Stock').



          A.   UNDESIGNATED PREFERRED STOCK

               Shares of  Undesignated Preferred  Stock may be  issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Undesignated Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the designations, preferences and relative, participating, optional or other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and there is hereby expressly vested in the Board of Directors of the Corporation the authority to issue one or more series of Undesignated Preferred Stock and to fix in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation the voting powers and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series, including, but without limiting the generality of the foregoing, the following:

               (1) The distinctive designation of, and the number of shares of Undesignated Preferred Stock which shall constitute, such series, and such number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (2) The rate and times at which, and the terms and conditions upon which, dividends, if any, on Undesignated Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

               (3) The right, if any, of the holders of Undesignated Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

               (4) Whether or not Undesignated Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Undesignated Preferred Stock of such series may be redeemed;


                                          2


               (5) The rights, if any, of the holders of Undesignated Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

               (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Undesignated Preferred Stock of such series; and

               (7) The extent of the voting powers, of the holders of such series of Undesignated Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series or class of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series or class of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine; provided, however, that any resolution adopted by the Board of Directors establishing a series of Undesignated Preferred Stock shall contain provisions to the effect that in the event of a continuing default in the payment of dividends which has not been cured by such payment on the terms and subject to the conditions set forth in such resolution, the holders of each series of Undesignated Preferred Stock as to which there is such a continuing default shall have the right, as a class, to elect not less than one director as provided in such resolution until such default has been cured by the payment of any dividends so in arrears.

          B.   15-1/2% JUNIOR CUMULATIVE EXCHANGEABLE  REDEEMABLE PREFERRED
               STOCK

               The powers, designation, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the 15-1/2% Junior Cumulative Exchangeable Redeemable Preferred Stock of the Corporation are as follows:

               (1) Designation. The designation of this class of 23,600,000 shares of Preferred Stock is '15-1/2% Junior
          Cumulative Exchangeable Redeemable Preferred Stock, par value $0.10 per share' (hereinafter called 'this Class'). The number of shares of this Class may be increased or decreased from time to time by an amendment or amendments to this subparagraph 1 authorized by a resolution or resolutions of the Board of Directors of the Corporation pursuant to the authority granted to it by provisions of subparagraph 5 of Paragraph D of this Article FOURTH, provided that no such amendment shall reduce the number of shares of this Class to less than the aggregate number of shares of this Class then issued and outstanding and issuable pursuant to warrants then outstanding.

                                          3


               (2) Rank. This Class shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, rank senior to the Common Stock and the Class A Common Stock (collectively, the "Junior Securities"). This Class shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, rank junior to the Corporation's $2.50 Convertible Preferred Stock, Series A, and all other classes and series of capital stock of the Corporation hereafter authorized, designated or issued (collectively, the "Senior Securities"). There shall be no restrictions or limitations on the ability of the Corporation to authorize, designate or issue additional classes, series or shares of Senior Securities.

               (3) Dividends. (a) The holders of shares of this Class shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation and out of the assets of the Corporation available for the payment of dividends under the provisions of the GCL, dividends payable at the rate of $3.875 per share per annum. Such dividends shall be payable quarterly on the first day of February, May, August and November in each year (each of such dates a 'Dividend Payment Date') commencing with later of (i) August 1, 1989, and (ii) of the first such date after the time the merger (the 'Merger') of WCI Acquisition Corporation, a Delaware corporation, with and into the Corporation shall become effective (the 'Merger Effective Time'); except that if such day is not a business day then such dividend shall be payable on the next following business day. (As used in this Article FOURTH, the term 'business day' shall mean any day except a Saturday, a Sunday or a day on which banking institutions are authorized or required by law to close in the City of New York.) Dividends on each share of this Class shall begin to accrue and be cumulative on each outstanding share of this Class (whether or not in any quarterly period there shall be assets of the Corporation legally available for the payment of such dividends) from and including the later of (i) the Merger Effective Time and (ii) the date of initial issuance of such share. The amount of any dividends 'accrued' on any share of this Class at any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and excluding such Dividend Payment Date, whether or not earned or declared, and the amount of dividends 'accrued' on any share of this Class at any date other than a Dividend Payment Date shall be calculated as the amount of any unpaid dividends accumulated to and excluding the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period from and including such last preceding Dividend Payment Date to and excluding the date as of which the calculation is made.

               All dividends on this Class shall be computed on the basis of the number of days elapsed in a 360-day year consisting of 12 months of 30 days each. Such dividends shall be paid to the
                                          4


          holders of record of shares of this Class as they appear on the stock register of the Corporation on such date as shall be fixed by the Board of Directors of the Corporation; provided, however, such date shall not be less than 10 days nor more than 60 days prior to the applicable Dividend Payment Date.

               Dividend arrearages for any past dividend periods may be declared and paid at any time to holders of record on such date as may be fixed by the Board of Directors of the Corporation; provided, however, such date shall not be less than 10 days nor more than 60 days prior to the date of payment.

               (b) All dividends on this Class shall be payable in cash, except that dividend payments with respect to quarterly dividends accruing on or prior to February 1, 1995 (whenever such dividends are actually paid), may be paid in whole or in part in additional shares of this Class if the Board of Directors of the Corporation so directs. All such dividends paid in additional shares of this Class shall be paid at a rate of 0.04 shares of this Class for each $1 of such dividends not paid in cash. The issuance of shares of this Class at the prescribed rate shall constitute full payment of the portion of such dividends payable in kind. All dividends paid with respect to shares of this Class, whether and to the extent in cash or in kind, shall be paid pro rata to the holders entitled thereto. No interest or sum of money in lieu of interest or additional shares of this Class shall be payable in respect of any accumulated unpaid dividends on shares of this Class (whether such unpaid dividends are subsequently paid in kind or in cash).

               (c) Shares of this Class issued upon the payment of dividends in kind on shares of this Class will be issuable in fractional shares to the extent applicable.

               (d) (i) Holders of shares of this Class shall be entitled to receive the dividends provided for in subparagraph 3(a) in preference to and in priority over any dividends upon any of the Junior Securities.

               (ii) The Corporation shall not (x) declare, pay or set apart funds for payment of any cash dividends on shares of Junior Securities, (y) purchase, redeem or otherwise retire any Junior Securities or warrants, rights or options exercisable for shares of Junior Securities (and shall not set apart funds for such payment with respect thereto), or (z) make any distributions with respect to Junior Securities or any warrants, rights or options exercisable for any Junior Securities (except dividends or distributions on shares of Junior Securities in shares of any Junior Securities), unless full cumulative dividends on all shares of this Class shall have been paid prior to, or shall be paid concurrently with, the time of such declaration, payment, setting apart, purchase, redemption, retirement or distribution for each Dividend Payment Date on or prior to such time.

                                          5



               (iii) Notwithstanding anything contained in this Paragraph B of this Article FOURTH to the contrary, no dividends on shares of this Class shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any contract or other agreement of the Corporation or any of its subsidiaries entered into or assumed at or prior to the Merger Effective Time, or any refinancings (including multiple refinancings) of such contracts or agreements, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that nothing contained in this Paragraph B of this Article FOURTH shall in any way or under any circumstances be construed or deemed to require the Board of Directors of the Corporation to declare, or the Corporation to set apart for payment, any dividends on shares of this Class, whether or not permitted by any of such agreements. The failure of the Board of Directors of the Corporation to declare a dividend in reliance upon the immediately preceding sentence shall not be construed or deemed to prevent the accrual of such undeclared dividend.

               (e) Subject to the foregoing provisions of this subparagraph 3 of this Paragraph B and to the provisions of subparagraph 8 of this Paragraph B, the Board of Directors may declare, and the Corporation may pay, make or set apart for payment, dividends and other distributions on, and the Corporation may purchase, redeem or otherwise retire, any Junior Securities or any warrants, rights or options exercisable for shares of Junior Securities, and the holders of shares of this Class shall not be entitled to share therein.

               (4) Scheduled Redemption. Subject to the Corporation having funds legally available therefor, the Corporation shall be obligated to redeem all outstanding shares of this Class on the 10th anniversary of the Merger Effective Time. Such redemption of shares of this Class shall be at a redemption price equal to the Liquidation Preference (as defined below) per share together with accrued but unpaid dividends (whether or not declared) through the date fixed for redemption. If the funds of the Corporation legally available for such a redemption on such 10th anniversary are insufficient to redeem all shares of this Class then outstanding, funds to the extent legally available for the purpose will be used to redeem the number of shares of this Class that legally may be redeemed. If the Corporation at any time shall fail to discharge its obligation to redeem shares of this Class pursuant to this subparagraph 4, such obligation shall be discharged as soon as the Corporation is able to do so.

               (5) Optional Redemption. All or any part of this Class may be redeemed by the Corporation at its election at any time and from time to time in whole or in part, by resolution of the Board

                                          6

          of Directors, at a cash price per share equal to the sum of
          (i) the Optional Redemption Price plus (ii) any accrued and unpaid dividends thereon, whether or not declared, to the date fixed for the redemption; provided, however, that, if and when any quarterly dividend shall have accrued on shares of this Class and shall not have been paid or declared and a sufficient sum set apart for payment for any Dividend Payment Date on or prior to the date fixed for redemption, the Corporation may not redeem any shares of this Class unless all shares of this Class then outstanding are redeemed. The Optional Redemption Price shall equal for optional redemptions with a date fixed for redemption
          (a) that is on or prior to the first anniversary of the Merger Effective Time, 101% of the Liquidation Preference per share, (b) after the first anniversary of the Merger Effective Time to and including the second anniversary of the Merger Effective Time, 101.5% of the Liquidation Preference per share, and (c) thereafter, 102% of the Liquidation Preference per share.

               If fewer than all the outstanding shares of this Class not previously called for redemption are to be redeemed pursuant to this subparagraph 5, the Board of Directors of the Corporation shall select the shares of this Class to be redeemed from outstanding shares not previously called for redemption by lot or pro rata as determined by the Board of Directors of the Corporation in its sole discretion; provided, however, that the Board of Directors of the Corporation may in selecting shares for redemption choose to redeem all shares of this Class held by holders of a number of such shares not to exceed 99 as may be specified by the Board of Directors (with all other shares to be redeemed, if any, so selected by lot or pro rata).

               (6) Notice of Redemption. At least 30 days but not more than 60 days prior to the date fixed for any redemption of shares of this Class, written notice of such redemption shall be mailed to each holder of record of shares of this Class to be redeemed at the address shown on the stock transfer books of the Corporation or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption. Each such notice shall specify (i) the number of shares to be redeemed from such holder, (ii) the numbers of the certificates of the shares being redeemed, (iii) the date fixed for redemption, (iv) the redemption price, (v) the place or places at which payment may be obtained, and (vi) that dividends on the shares to be redeemed shall cease to accrue on the date fixed for such redemption.

               (7)  Status of  Shares of  Preferred Stock  upon Redemption.
          (a) Upon due surrender of the certificates for any shares of this Class to be redeemed, such shares shall be redeemed by the Corporation at the applicable redemption price. In case fewer than
                                          7


          all shares of this Class represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of this Class without cost to the holder thereof. Unless there shall have been a default in payment of the redemption price, from and after any date fixed for redemption, dividends on the shares of this Class so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding and shall not have the status of shares of this Class and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest) shall cease with respect to such shares.

               (b) If at any time the Corporation shall have irrevocably deposited in trust with a trustee for the benefit of the holders of all shares of this Class money or direct noncallable obligations of the United States maturing as to principal and interest in such amounts and at such times as are sufficient to pay all future dividends on all shares of this Class at the scheduled Dividend Payment Dates through the 10th anniversary of the Merger Effective Time (or any earlier date duly fixed for an optional redemption thereof) and the redemption price thereof, then, from and after the date on which such provision has been made such shares of this Class shall no longer be deemed to be outstanding except for purposes of accruals of quarterly dividends and shall not have the status of shares of this Class, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation quarterly dividends and the applicable redemption price without interest) shall cease with respect to such shares.

               (c) All moneys so deposited with or held by such trustee which remain unclaimed by the holders of shares of this Class 730 days after the date such moneys are payable to holders of shares of this Class shall be paid by such trustee to the Corporation and thereafter the holders of such shares of this Class shall look only to the Corporation for payment.

               (8) Liquidation, Dissolution or Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of shares of this Class shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings but after payment in full of all amounts due under or in respect of all classes and series of capital stock of the Corporation other than Junior Securities, an amount in cash equal to $25.00 per share (the 'Liquidation Preference') plus any accrued and unpaid dividends to the date fixed for liquidation, dissolution or winding-up, whether or not declared, before any distribution is made on any Junior Securities. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for
                                          8



          distribution  to holders of  shares of
          this Class shall be insufficient to pay the holders of outstanding shares of this Class the full amounts to which they shall be entitled under this subparagraph 8, the holders of shares of this Class shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full amount to which they would otherwise be respectively entitled. After payment of the full amount of Liquidation Preference to which they are entitled plus all accrued and unpaid dividends, whether or not declared, the holders of shares of this Class shall not be entitled to any further participation in any distribution of assets of the Corporation. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of the property or assets of the Corporation, nor the consolidation or merger or other business combination of the Corporation with or into any other corporation or corporations, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding-up of the Corporation.

               (9) Voting Rights. The holders of shares of this Class shall not be entitled to any voting rights except to the extent provided by law.

               (10) Rights to Redeem in Exchange for Merger Preferred Stock. The holders of shares of this Class shall have the right, at their option, to redeem shares of this Class in exchange for shares of the 15-1/2% Cumulative Exchangeable Redeemable Preferred Stock (the 'Merger Preferred Stock') of WCI Holdings Corporation, a Delaware Corporation ('Holdings'), at any time, on and subject to the following terms and conditions:

               (a) The shares of this Class shall be redeemable, at the office of the Corporation or of any agent appointed by the Corporation for that purpose, in exchange for fully paid and nonassessable shares of Merger Preferred Stock at a rate of one share of Merger Preferred Stock for each share of this Class.

               (b)  In  order to convert  shares of this  Class into Merger
          Preferred Stock, the holder of shares of this Class shall surrender, at the office of the Corporation or of any agent appointed by the Corporation for that purpose the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that he elects to redeem such shares in exchange for shares of Merger Preferred Stock. No payment or adjustment shall be made upon any redemption under this subparagraph 10 on account of any dividends accrued (whether or not declared) on the shares of this Class surrendered for redemption. Shares of this Class shall be deemed to have been redeemed immediately prior to the close of

                                          9


          business on the day of the surrender of such shares for redemption in accordance with the foregoing provisions of this subparagraph 10. As promptly as practicable on or after the redemption date, the Corporation shall cause to be issued and delivered at such office a certificate or certificates for the number of full shares of Merger Preferred Stock issuable upon such redemption. In case any shares of this Class are called for redemption by the Corporation pursuant to subparagraph 5 of this Paragraph B, the right of the holder to redeem such shares pursuant to this subparagraph 10 shall cease and terminate at the close of business on the redemption date fixed by the Corporation pursuant to subparagraph 5 of this Paragraph B, unless default shall be made in payment of the redemption price.

               (c) Only whole shares of Merger Preferred Stock will be issued upon redemption of shares of this Class pursuant to this subparagraph 10 in exchange for shares of Merger Preferred Stock. In lieu of the fractional portion of the aggregate number of shares of Merger Preferred Stock otherwise deliverable to a record holder of shares of this Class upon such a redemption ('Fractional Shares'), such record holder will receive a payment in cash equal to such record holder's proportionate interest in the net proceeds from the sale or sales in the open market of the aggregate of such Fractional Shares otherwise in connection with such a redemption; provided, however, the Board of Directors of the Corporation may, but need not, make other provisions with respect to payment for such Fractional Shares as it shall determine in its discretion exercised in good faith. Any such sale or sales shall be effected promptly.

               (d) In case of any consolidation or merger of Holdings with another corporation or in the case of any sale or conveyance to another corporation (other than a wholly owned subsidiary of Holdings) of all or substantially all the property of Holdings, or in case the Merger Preferred Stock shall be reclassified or converted, the holder of a share of this Class shall have the right thereafter, so long as the redemption right under this subparagraph 10 shall exist, to redeem such share in exchange for the kind and amount of shares of stock and other securities and properties receivable upon consummation of such consolidation, merger, sale, conveyance, reclassification or conversion that such holder actually would have been entitled to if such holder had redeemed such share in exchange for Merger Preferred Stock immediately prior to such consummation (with such adjustments with respect to fractional shares of this Class as the Board of Directors of the Corporation shall determine in its discretion exercised in good faith). If applicable, on or prior to such consummation, effective provision shall be made, in the certificate of incorporation of any resulting or surviving corporation or otherwise, for the protection of the redemption rights of the shares of this Class set forth in this subparagraph 10 which shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other


                                          10

          securities and property
          deliverable upon redemption of shares of this Class at the option of the holder. In case securities or properties other than Merger Preferred Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this subparagraph 10 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. If any event shall occur by reason of action taken by Holdings as to which, in the good faith opinion of the Board of Directors of the Corporation, the provisions of this subparagraph 10(d) shall not be strictly applicable, but with respect to which the failure to make any adjustment to the provisions concerning the property for which shares of this Class are redeemable in exchange would cause the redemption rights set forth in this subparagraph 10 not to be applicable in accordance with the intent and principles of this subparagraph 10(d), then the Board of Directors of the Corporation may, in its sole discretion, but shall be under no obligation to, make such adjustments in the application of the provisions of this subparagraph 10 on a basis consistent with such intent and principles.

               Whenever an adjustment is made pursuant to this subparagraph 10(d), the Corporation shall promptly mail to holders of shares of this Class and file with the transfer agent therefor a notice of the adjustment and file with the transfer agent for this Class an officer's certificate stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. The Corporation need not deliver prior notice of any event which would result in an adjustment pursuant to this subparagraph 10(d) to the holders of shares of this Class prior to the occurrence of such event.

               The Corporation shall pay any and all taxes that may be payable in respect of the issue and delivery of shares of Merger Preferred Stock on redemption of shares of this Class pursuant to this subparagraph 10(d), except that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Merger Preferred Stock in a name other than that in which the shares of this Class so redeemed were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

               (11)   Fractional Shares.   Fractional shares  of this Class
          shall be issuable.


          C.   COMMON STOCK

               (1) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the

                                          11



          provisions of Paragraph A of this Article FOURTH and set forth in Paragraph B of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements (fixed in accordance with the provisions of Paragraph A of this Article FOURTH and set forth in Paragraph B of this Article FOURTH), if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article FOURTH and which are set forth in Paragraph B of this Article FOURTH, then, and not otherwise, the holders of Common Stock and Class A Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors out of assets of the Corporation legally available therefor; provided, however, any dividends on the Common Stock and the Class A Common Stock shall be paid to the holders thereof ratably in proportion to the number of shares of Common Stock or Class A Common Stock held by them respectively.

               (2) After distribution in full of the preferential amount (fixed in accordance with the provision of Paragraph A of this Article FOURTH and set forth in Paragraph B of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common Stock and Class A Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock and Class A Common Stock held by them respectively.

               (3) Except as may otherwise be required by law or by the provisions of Paragraph B of this Article FOURTH or of such resolution or resolutions as may be adopted respecting Undesignated Preferred Stock by the Board of Directors pursuant to Paragraph A of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on all matters voted upon by the stockholders and each holder of Class A Common Stock shall have one vote in respect of each share of Class A Common Stock held by such holder on all matters voted upon by the stockholders. The shares of Common Stock and Class A Common Stock shall be voted together as a class in any such vote.

          D.   OTHER PROVISIONS

               (1) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of
                                          12



          any  increase   of  the  authorized  capital  stock   of  the
          Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

               (2) The relative powers, preferences and rights of each series of Undesignated Preferred Stock in relation to the powers, preferences and rights of each other series or class of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article FOURTH and the consent, by class or series vote or otherwise, of the holders of such of the series or classes of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Undesignated Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Undesignated Preferred Stock adopted pursuant to Paragraph A of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be fixed therein) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Undesignated Preferred Stock.

               (3) Subject to the provisions of subparagraph 2 of this Paragraph D, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

               (4) Shares of authorized Common Stock and Class A Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

               (5) Subject to the applicable provisions of the GCL, if any, the authorized number of shares of Common Stock, of Class A Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

                                          13



               (6) The Corporation shall not issue any shares of stock of any class or series without voting rights other than shares of the 15-1/2% Junior Cumulative Exchangeable Redeemable Preferred Stock.

                                       * * * *

               Rights, Preferences, Privileges and Restrictions of $2.50 Convertible Preferred Stock, Series A.

               RESOLVED that pursuant to the authority conferred upon the Board of Directors by Paragraph A of Article FOURTH of the Certificate of Incorporation of this Corporation there is hereby established a series of the authorized preferred shares of this Corporation having a par value of $.10 per share, which series shall be designated as "$2.50 Convertible Preferred Stock, Series A" (the "Convertible Preferred Stock"), shall consist of 18,000,000 shares and shall have the following dividend rights, dividend rates, voting rights, conversion rights, rights and terms of redemption, redemption prices and liquidation preferences.

               1.   Certain  Definitions.  Unless  the   context  otherwise
          requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

               Acquisition. The term "Acquisition" shall mean the purchase by the Corporation of the Consumer and Industrial Products Group of Gulf & Western Industries, Inc. pursuant to the terms of the agreement between Wickes Companies, Inc. and Gulf & Western Industries, Inc. dated September, 1985.

               Board of Directors. The term "Board of Directors" shall mean the Board of Directors of this Corporation and, to the extent permitted by law, any committee of such Board of Directors authorized to exercise the powers of such Board of Directors.

               Closing Price. The term "Closing Price" for any day shall mean the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the security is listed or admitted to trading, or if the security is not listed or admitted to trading on any national securities exchange, but is traded in the over the counter market, the closing sale price of the security or, in case no sale is publicly reported, the average of the closing bid and asked quotations for the security on NASDAQ or any comparable system or, if the security is not listed on NASDAQ or a comparable system, the closing sale price of the security or, in case no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by this Corporation for that purpose.

                                          14


               Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of common stock of this Corporation and any other stock of this Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred shares) to participate in the distribution of the assets and earnings of this Corporation without limit as to per share amount.

               Conversion Price. The term "Conversion Price" shall mean the price per share of Common Stock used to determine the number of shares of Common Stock deliverable upon conversion of a share of the Convertible Preferred Stock, which price shall initially be $4.57125 per share. If, on the Effective Date, the Closing Price of the Common Stock is lower than $4 5/16 per share, the Conversion Price shall be changed to an amount equal to 106% of the average of the Closing Price of the Common Stock for the fifteen trading days immediately preceding the Effective Date, if such average Closing Price is less than $4 5/16 per share. The Conversion Price shall be subject to adjustment in accordance with the provisions of paragraph 6 below.

               Convertible Exchangeable Preferred Stock. T h e t e r m "Convertible Exchangeable Preferred Stock" shall mean any and all of the outstanding shares of the Corporation's $2.50 Convertible Exchangeable Preferred Stock issued on May 1, 1985 in accordance with the Certificate of Designation filed with the Secretary of State of Delaware on April 29, 1985.

               Dividend Payment Dates. The term "Dividend Payment Dates" shall mean the first days of December, March, June and September in each year.

               Effective Date.     The term "Effective Date" shall mean the
          date on which the Securities and Exchange Commission first declares the Registration Statement effective.

               Final Redemption Date. The term "Final Redemption Date" shall mean the date, if any, after a default, if any, by this Corporation in making payment for shares of Convertible Preferred Stock on any date fixed for redemption, when this Corporation makes funds for payment of the Redemption Price for all shares of Convertible Preferred Stock being redeemed, together with accrued dividends to such date, available to holders thereof.

               Issue Date.    The term  "Issue Date"  shall  mean the  date
          that shares of the Convertible Preferred Stock are first issued by this Corporation.

               Junior Stock. The term "Junior Stock" shall mean Common Stock, and any other class or series of stock of the Corporation authorized after the Issue Date not entitled to receive any dividends in any dividend period unless all dividends required to


                                          15


          have been paid or declared and set apart for payment on the Convertible Preferred Stock shall have been so paid or declared and set apart for payment and, for purposes of paragraph 4 below, shall also mean any class or series of stock of the Corporation authorized after the Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Convertible Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

               Liquidation Price. The term "Liquidation Price" shall mean $25.00 per share of Convertible Preferred Stock.

               Parity Stock. The term "Parity Stock" shall mean the Convertible Exchangeable Preferred Stock and any other class or series of stock of the Corporation authorized after the Issue Date entitled to receive payment of dividends on a parity with the Convertible Preferred Stock and, for purposes of paragraph 4 below, shall also mean any other class or series of stock of the Corporation authorized after the Issue Date entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Convertible Preferred Stock.

               Redemption Price.   The term "Redemption  Price" shall  mean
          the price to be paid upon redemption of the Convertible Preferred Stock, as determined in accordance with paragraph 3 below.

               Registration Statement. The term "Registration Statement" shall mean the registration statement of the Corporation filed with the Securities and Exchange Commission on an appropriate form pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, which covers the entire initial issue of the Convertible Preferred Stock.

               Senior Stock. The term "Senior Stock" shall mean any class or series of stock of the Corporation authorized after the Issue Date ranking senior to the Convertible Preferred Stock in respect of the right to receive payment of dividends, and for purposes of paragraphs 4 and 7 below, shall also mean any class or series of stock of the Corporation authorized after the Issue Date ranking senior to the Convertible Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

               Tangible Net Worth. The term "Tangible Net Worth" shall mean the stockholders' equity of the Corporation and its consolidated subsidiaries less their consolidated Intangible Assets (as defined below), all as determined on a consolidated basis and (except as otherwise specifically indicated herein) in accordance with generally accepted accounting principles. For purposes of this definition "Intangible Assets" means the amount (to the extent
                                          16


          reflected in determining  such consolidated stockholders'
          equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by the Corporation or a consolidated subsidiary, (ii) all equity investments in unconsolidated subsidiaries and in persons which are not subsidiaries (excluding marketable equity securities), and (iii) all unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization and developmental expenses and other intangible items, all of the foregoing as determined in accordance with generally accepted accounting principles (except to the extent that any of the foregoing assets was received by the Corporation in connection with the Acquisition). Also for purposes of this definition, in determining the stockholders' equity of the Corporation and its consolidated subsidiaries there shall be added to the total consolidated liabilities of the Corporation and its subsidiaries the amount of any indebtedness of any person, other than the Corporation or its subsidiaries, which the Corporation or its subsidiaries have guaranteed or which has otherwise become their legal obligation.

               Total Assets. The term "Total Assets" shall mean the total amount of assets of the Corporation and its subsidiaries as determined on a consolidated basis in accordance with generally accepted accounting principles.

               2. Dividends. Each issued and outstanding share of Convertible Preferred Stock shall entitle the holders of record thereof as of the "record date" to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, cash dividends at the rate of $3.00 per annum, and no more, which shall accrue from the Issue Date and shall be payable on the Dividend Payment Dates, commencing December 1, 1985. On the Effective Date, but in no event less than six months from the Issue Date, the cash dividend payable shall decrease to a rate of $2.50 per annum; provided, however, that if, six months from the Issue Date, the Corporation has an insufficient number of shares of authorized but unissued shares of Common Stock available for issuance upon the conversion of all of the shares of Convertible Preferred Stock authorized hereby, the cash dividend payable on the Convertible Preferred Stock shall remain at a rate of $3.00 per annum until such time as a sufficient number of authorized but unissued shares of Common Stock shall exist. With respect to any shares of the Convertible Preferred Stock issued after the Issue Date pursuant to paragraph 10 hereof, cash dividends shall accrue from the date of issuance of any such additional shares at the rate payable on the other outstanding shares of Convertible Preferred Stock pursuant to the provisions hereof. The quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period". As used above, the term
                                          17




          "record date" means, with respect to dividends payable on December 1, March 1, June 1 and September 1, respectively, of each year, November 15, February 15, May 15 and August 15 of such year, or such other record date designated by the Board of Directors of this Corporation with respect to the dividend payable on such respective Dividend Payment Date.

               If for any period holders of the Convertible Preferred Stock shall not receive the full dividends provided for in this paragraph 2, such unpaid dividends for such period shall be cumulative, and shall accrue without interest on a day-to-day basis, whether or not earned or declared, from and after the date when payment thereof would have been due. Dividends payable for any period less than a full Dividend Period will be computed on the basis of a 360-day year.

               So long as any shares of Convertible Preferred Stock shall be outstanding, the Corporation shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Convertible Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

               In the event that full dividends are not paid or made available to the holders of all outstanding shares of Convertible Preferred Stock and of any Parity Stock, and funds available shall be insufficient to permit payment in full to all such holders of the preferential amounts to which they are then entitled, the entire amount available for payment of dividends shall be distributed among the holders of the Convertible Preferred Stock and of any Parity Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled.

               3.   Optional Redemption.

               (a) Subject to the provisions of subparagraphs (b) and (d) of this paragraph 3, the shares of Convertible Preferred Stock may be redeemed, at the option of the Board of Directors, in whole or from time to time in part on at least 30 days' notice, at the following redemption prices per share (the "Redemption Price") if redeemed during the twelve-month period beginning on September 1
                                          18




           in the years specified below:

                                Redemption                    Redemption
               Year                Price     Year                Price

               1985............    $27.50    1991.............   $26.00
               1986............     27.25    1992.............    25.75
               1987............     27.00    1993.............    25.50
               1988............     26.75    1994.............    25.25
               1989............     26.50    1995 and thereafter  25.00
               1990............     26.25

          plus, in each case, an amount equal to dividends accrued to the date fixed for redemption.

               (b) Notwithstanding the provisions of subparagraph (a), the shares of Convertible Preferred Stock may not be redeemed by the Corporation prior to September 1, 1988, unless (i) the Convertible Preferred Stock is then convertible under subparagraph (a) of paragraph 6 hereof and (ii) the Closing Price of the Common Stock for 20 trading days within a period of 30 consecutive trading days ending on the fifth day prior to the date the notice of redemption is given has been greater than or equal to 150% of the Conversion Price then in effect (as adjusted in accordance with paragraph 6).

               (c) Notice of every redemption shall be published at least once not less than 30 days nor more than 60 days prior to the date fixed for redemption in a daily newspaper printed in the English language and published and of general circulation in the City of Los Angeles, California, and in a daily newspaper printed in the English language and published and of general circulation in The Borough of Manhattan, City and State of New York. Notice of every such redemption shall also be mailed, not less than 30 days nor more than 60 days prior to the date fixed for redemption, to the holders of record of the shares of Convertible Preferred Stock to be redeemed at their respective addresses as the same appear upon the books of this Corporation or supplied by them to this Corporation for the purpose of such notice; but no failure to mail such notice to particular stockholders or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Convertible Preferred Stock. In case of redemption of less than all of the Convertible Preferred Stock at the time outstanding, this Corporation shall select shares to be so redeemed pro rata or by lot, in such manner as the board of Directors may determine.

               If notice of any redemption by this Corporation shall have been mailed as hereinbefore provided and if before the redemption date specified in such notice all funds necessary for such redemption shall have been set apart so as to be available therefor  and only  therefor,  then on  and  after the  close  of business  on  the  date  fixed  for  redemption,  the  shares  of
          Convertible    Preferred


                                          19

          Stock    called    for    redemption,
          notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the amounts payable upon redemption thereof, without interest, and the right of holders thereof to convert shares of Convertible Preferred Stock into Common Stock pursuant to paragraph 6; provided, however, that, if on or prior to the date fixed for such redemption (but no earlier than 60 days prior to the date fixed for such redemption) this Corporation shall deposit, as a trust fund, with any bank or trust company organized under the laws of the United States of America or any state thereof having a capital, undivided profits and surplus aggregating at least $50,000,000, a sum sufficient to redeem on such redemption date the shares of Convertible Preferred Stock to be redeemed with irrevocable instructions and authority to the bank or trust company to mail the notice of redemption (or to complete such mailing previously commenced, if it has not already been completed) and to pay, on and after the date fixed for such redemption or prior thereto, the redemption price of the shares of Convertible Preferred Stock to be redeemed to their respective holders upon the surrender of their share certificates, then, from and after the date of such deposit (although prior to the date fixed for redemption) the shares of Convertible Preferred Stock to be redeemed shall be deemed to be redeemed and dividends on those shares shall cease to accrue after the date fixed for such redemption. The deposit shall be deemed to constitute full payment for shares of Convertible Preferred Stock to be redeemed to their holders and from and after the date of such deposit the shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of a sum sufficient to redeem the shares, without interest, upon surrender of their certificates therefor and the right of holders thereof to convert shares of Convertible Preferred Stock into Common Stock pursuant to paragraph 6.

               (d) If at any time this Corporation shall have failed to pay all dividends accrued and payable on the then outstanding shares of Convertible Preferred Stock, thereafter and until all dividends accrued and payable on the then outstanding shares of Convertible Preferred Stock shall have been paid or declared and set apart for payment in full, this Corporation shall not redeem any preferred shares, by operation of any sinking fund or otherwise, including shares of Convertible Preferred Stock, unless all then outstanding preferred shares are redeemed, and shall not purchase (or permit any direct or indirect subsidiary of this Corporation to purchase) any preferred shares, including shares of Convertible Preferred Stock, and shall not redeem or purchase (or permit any direct or indirect subsidiary of this Corporation to purchase) any shares of stock subordinate to the shares of Convertible Preferred Stock in


                                          20


          respect  to dividends or
          distribution of assets on liquidation.

               (e) All shares of Convertible Preferred Stock redeemed under this paragraph 3 shall be retired and shall be restored to the status of authorized and unissued preferred stock and may not be reissued as Convertible Preferred Stock.

               4. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Convertible Preferred Stock shall be entitled to be paid the Liquidation Price per share plus an amount equal to any accrued and unpaid dividends thereon to the date of such liquidation or dissolution or such other winding up, and no more, in cash or in property taken at its fair value as determined by the Board of Directors of the Corporation, or both, at the election of the Board of Directors. If such payment shall have been made in full to the holders of the Convertible Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective shares. If, upon any such liquidation, dissolution or other winding up of the affairs of the
          Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Convertible Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Convertible Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 4.

               5.   When Corporation May Merge, etc.

               The Corporation shall not consolidate or merge with or into, or transfer or lease all or substantially all of its assets to, any person unless:

                 (1) the person formed by or surviving any such consolidation or merger (if other than the Corporation), or to which such sale or conveyance shall have been made, is a corporation
                                          21


               organized and  existing under  the laws  of the
               United  States,  any  state   thereof  or  the  District  of
               Columbia;

                 (2) the corporation formed by or surviving any such consolidation or merger (if other than the Corporation), or to which such sale or conveyance shall have been made, assumes all the obligations of the Corporation with respect to the Convertible Preferred Stock as set forth herein; and

                 (3) the corporation formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, shall have Total Assets and Tangible Net Worth (immediately after such transaction) equal to or greater than the Total Assets and Tangible Net Worth of the Corporation immediately preceding the transaction.

               The surviving corporation shall be the successor Corporation, but the predecessor Corporation in the case of a transfer or lease shall not be released from the obligation to pay any dividends due on the Convertible Preferred Stock.

               6.   Conversion Rights.

               (a)  A holder  of shares of Convertible  Preferred Stock may convert such shares into shares of Common Stock from the earlier of (i) eight months from and including the Issue Date, (ii) the Effective Date or (iii) the first date on which any of the following events occurs: (1) commencement of a tender offer for the Common Stock, (2) approval by the Board of Directors of any merger or sale of assets transaction in which the Corporation is to be, in substance, acquired by another entity or person, (3) initiation of a proxy contest to elect directors of the Corporation or (4) acquisition by a person or entity, or group of affiliated persons or entities, of beneficial ownership of 20% or more of the Corporation's outstanding Common Stock. Shares of Convertible Preferred Stock may be converted into shares of Common Stock until the close of business on the last business day prior to the date fixed for redemption of such shares, or, if default shall be made in the payment of the Redemption Price, at any time prior to the close of business on the last business day prior to the Final Redemption Date. For purposes of conversion, each share of Convertible Preferred Stock shall be valued at the Liquidation Price, which shall be divided by the Conversion Price in effect on the Conversion Date (as defined in subparagraph (b) below) to determine the number of full shares of Common Stock issuable upon conversion. Upon receipt of shares of Convertible Preferred Stock surrendered for conversion, the Corporation shall pay to the holder in cash an amount equal to any and all accrued but unpaid dividends through the last Dividend Payment Date on the shares of Convertible Preferred Stock so surrendered for conversion; provided, however, that if, in the opinion of counsel to the Company, any such payment would not be legally permissible, there shall be delivered to such holder, in lieu of
          such cash payment, a number of additional shares of Common Stock having a value (based on the current market price per share of Common Stock determined in accordance with subparagraph (j) below) as of the last trading day prior to the Conversion Date equal to the amount of all accrued but unpaid dividends through the last Dividend Payment Date. Holders who convert their Convertible Preferred Stock after the record date for a dividend thereon and before the payment date will be entitled to the dividend if they held their shares of Convertible Preferred Stock on the record date. No adjustment shall be made in respect of accrued dividends on (i) shares of the Convertible Preferred Stock surrendered for conversion into shares of Common Stock except as set forth in the previous two sentences, or (ii) shares of Common Stock issued upon conversion. No fractional shares of Common Stock shall be issued upon any conversion, but in lieu thereof, this Corporation shall, at its option, either (i) pay therefor in cash an amount equal to the applicable fraction of the Closing Price on the last trading day prior to the Conversion Date (as defined in subparagraph (b) below) or (ii) make such arrangements as the Board of Directors may approve to enable the person entitled to receive a fractional share to sell such fractional share of Common Stock or to buy an additional fractional share of Common Stock sufficient to make a full share of Common Stock.

               (b) In order to convert shares of Convertible Preferred Stock into shares of Common Stock, a holder shall surrender the certificate or certificates evidencing the shares of Convertible Preferred Stock to be converted, duly endorsed, at the office of the transfer agent for the Convertible Preferred Stock, shall notify this Corporation at such office of his election to convert shares of Convertible Preferred Stock and of the number of such shares which he wishes to convert, shall state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and shall pay any transfer or similar tax if required. In the event that a holder fails to notify the Corporation of the number of shares of Convertible Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies the last of such requirements is herein referred to as the "Conversion Date". As soon as practicable after the Conversion Date, this Corporation shall deliver through the transfer agent a certificate for the number of full shares of Common Stock issuable upon the conversion and either cash for any remaining fractional share of Common Stock or order forms entitling the holder thereof to sell such fractional share of Common Stock or to purchase such additional fractional shares as may be necessary to make a full share of Common Stock, as provided in subparagraph (a), and a new certificate representing the unconverted portion, if any, of the shares of Convertible Preferred Stock represented by the certificate or
          certificates  surrendered for  conversion.   The
          person  in whose
          name the certificate is registered shall become a stockholder of record of the Common Stock on the Conversion Date.

               (c) In case this Corporation shall at any time after the Issue Date (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, or
          (iv) issue any shares of its capital stock or other securities by reclassification of the Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that each holder of shares of Convertible Preferred Stock converted after such time shall be entitled to receive the aggregate number and kind of Common Stock or other securities of this Corporation which, if such shares of Convertible Preferred Stock had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (d) If this Corporation issues any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the current market price per share on that record date, the Conversion Price shall be adjusted in accordance with the formula:


                                         (N x P)
                         C' = C x  O +   (  M  )
                                       O + N

          where

               C' = the adjusted Conversion Price.

               C  = the then current Conversion Price.

               O  = the number of shares of Common Stock outstanding on the record date.

               N  = the number of additional shares of Common Stock offered or initially issuable upon conversion or exchange of the convertible or exchangeable securities offered.

               P  = the offering  price  or conversion  price  or  exchange price per share of the additional shares.

               M  = the current market  price per share of Common  Stock on the record date.  See subparagraph (j) below.

               The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If all of the shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock subject to such rights, options or warrants have not been issued when such rights, options or warrants expire, then the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares of Common Stock actually issued upon the exercise of such rights, options or warrants or initially issuable based upon the number of convertible securities or exchangeable securities actually issued upon the exercise of such rights or warrants.

               (e) If this Corporation distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of this Corporation (including Common Stock), the Conversion Price shall be adjusted in accordance with the formula:

                         C'  =   C x M - F
                                       M

          where

               C' = the adjusted Conversion Price.

               C  = the then current Conversion Price.

               M  = the  current market price per share  of Common Stock on the record date mentioned below. See subparagraph (j) below.

               F  = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine, in good faith, such fair market value, which determination shall be conclusive.

               The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

               This subparagraph does not apply to cash dividends or cash distributions paid out of consolidated current earnings or net consolidated earnings accumulated after the date hereof as shown on the books of this Corporation. Also, this subparagraph does not apply to any rights, options or warrants referred to in subparagraph (d).

               (f) If this Corporation issues shares of Common Stock for a consideration per share less than the current market price per share on the date this Corporation fixed the offering price of such additional shares, the Conversion Price shall be adjusted in accordance with the formula:

                                           P
                         C' =  C x  O +    M
                                         A

          where

               C' = the adjusted Conversion Price.

               C  = the then current Conversion Price.

               O  = the  number  of  shares  of  Common  Stock  outstanding immediately prior to the issuance of such additional shares.

               P  = the aggregate  consideration received for  the issuance of such additional shares.

               M  = the  current market price per share  of Common Stock on the date of issuance of such additional shares. See subparagraph (j) below.


               A  = the number of shares  outstanding immediately after the issuance of such additional shares.

               The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

               This Section does not apply to (i) any of the transactions described in subparagraphs (d) and (e), (ii) the conversion or exchange of the Convertible Preferred Stock or other securities convertible or exchangeable for Common Stock, (iii) Common Stock issued to this Corporation's employees (other than upon the exercise of options of the type referred to in clause (iv) below) under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subparagraph (but only to the extent that the aggregate number of shares excluded by this clause (iii) and issued after the Issue Date under all such plans shall not exceed 10% of the Common Stock outstanding at the time of the issuance of the shares under such plans, exclusive of antidilution adjustments thereunder), (iv) Common Stock issued upon the exercise of options granted to employees at a price equal to the fair market value of such Common
                                          26


          Stock at the time such options were granted,
          (v) Common Stock issued to stockholders of any person which merges into this Corporation, or with a subsidiary of this Corporation, in proportion to their stock holdings in such person immediately prior to such merger, upon such merger, (vi) Common Stock issued in a bona fide public offering pursuant to a firm commitment or best efforts underwriting, (vii) Common Stock issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the board of Directors and described in a Board resolution, shall exceed 20%), (viii) Common Stock issued upon the exercise of the Company's outstanding warrants, issued pursuant to the Warrant Agreement dated as of January 26, 1985 between the Company and J. Henry Schroder Bank & Trust Company, or (ix) Common Stock issued in exchange for outstanding publicly traded securities of this Corporation pursuant to a bona fide exchange offer to all holders of such outstanding publicly traded securities under Section 3(a)(9) of the Securities Act of 1933, as amended.

               For purposes of this subparagraph (f), and clause (iii) above, shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock issued to employees of this Corporation pursuant to paragraph 10 hereof for less than fair market value as determined in good faith by the Board of Directors (which determination shall be conclusive of such fair market value) shall be deemed issued on the date of issuance of such Convertible Preferred Stock, at the conversion price then in effect.

               (g) If this Corporation issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subparagraphs (d) or (e)) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share of Common Stock on the date of issuance of such securities, the Conversion Price shall be adjusted in accordance with the formula:

                                           P
                         C' = C x  O +     M
                                       O + D

          where

               C' = the adjusted Conversion Price.

               C  = the then current Conversion Price.

               O  = the  number  of  shares  of  Common  Stock  outstanding immediately prior to the issuance of such securities.

               P  = the  aggregate consideration received  for the issuance of such securities.

               M  = the current market  price per share of  Common Stock on
                    the  date   of  issuance  of  such   securities.    See
                    subparagraph (j) below.

               D  = the   maximum   number  of   shares   deliverable  upon
                    conversion or in exchange for such securities at the initial conversion or exchange rate.

               The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Conversion Price shall promptly be readjusted to the conversion price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

               This subparagraph does not apply to (i) convertible securities issued to stockholders of any person which merges into this Corporation, or with a subsidiary of this Corporation, in proportion to their stock holdings in such person immediately prior to such merger, upon such merger, (ii) convertible securities issued in a bona fide public offering pursuant to a firm commitment or best efforts underwriting, (iii) convertible securities issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution, shall exceed 20% of the then current market price), or (iv) any shares of Convertible Preferred Stock issued pursuant to paragraph 10 hereof.

               (h)  For    purposes    of   any    computation   respecting
          consideration received pursuant to subparagraph (f) and (g), the following shall apply:

                    (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by this Corporation for any underwriting of the issue or otherwise in connection therewith;

                    (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution; and

                    (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by this Corporation for the issuance of such securities plus the additional minimum consideration, if any, to be received by this Corporation upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subparagraph).

               (i) This Corporation at any time or from time to time may reduce the Conversion Price by any amount for any period of time, if the period is at least fifteen (15) days and if the reduction is irrevocable during the period, but in no event shall such Conversion Price be less than the par value of the Common Stock at the time such reduction is made. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of the Convertible Preferred Stock a notice of the reduction. The Corporation shall mail the notice at least fifteen (15) days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect.

               A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of subparagraphs (d), (e), (f) and (g).

               (j) For the purpose of any computation pursuant to subparagraphs (d), (e), (f) and (g) the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for thirty (30) consecutive trading days commencing forty-five (45) trading days before the date in question. In the absence of one or more such quotations, the Board of Directors shall determine the current market price on the basis of such quotations as it considers appropriate.
          Notwithstanding the foregoing, if any issuance of the type described in subparagraphs (f) or (g) hereof is made in connection with any bona fide transaction between the Company and an unaffiliated third party, which issuance would otherwise result in an adjustment of the Conversion Price pursuant to the provisions of said subparagraphs (f) or (g), then the "current market price per share of Common Stock" for the purposes of said subparagraphs shall be deemed to be any price which the Board of Directors reasonably determines, in good faith, adequately reflects the fair market value of the Common Stock at the time such issuance is agreed to (without regard to any allowances or other discounts with respect thereto).

               (k) No adjustment in the Conversion Price need be made unless the adjustment would required an increase or decrease of at least 1% in the Conversion Price. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 6 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. The Conversion Price shall not be adjusted upward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the Conversion Price pursuant to subparagraphs (d) or (g) above.

               (l) No adjustment need be made for a transaction referred to in subparagraphs (c), (d), (e), (f) or (g) if holders of Convertible Preferred Stock are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

               No adjustment need me made for rights to purchase Common Stock pursuant to a plan for reinvestment of dividends or interest.

               No adjustment need be made for a change in the par value or no par value of the Common Stock.

               To the extent the Convertible Preferred Stock becomes convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

               (m) Whenever the Conversion Price is adjusted or reduced, this Corporation shall promptly mail to holders of the Convertible Preferred Stock and file with the transfer agent therefor a notice of the adjustment or reduction and, in the case of an adjustment, file with the transfer agent for the Convertible Preferred Stock an officer's certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

               (n) If (i) this Corporation takes any action which would require an adjustment in the Conversion Price pursuant to subparagraph (d) or (e), or clause (iv) or (v) of subparagraph
          (c); (ii) this Corporation consolidates or merges with or into, or transfers all or substantially all of its assets to, another corporation; or (iii) there is a dissolution or liquidation of this Corporation, a holder of shares of Convertible Preferred Stock may desire to convert such shares into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of Common Stock on that date may receive. Therefore, this Corporation shall mail to such holders a notice stating the proposed record or effective date, as the case may be.

               The Corporation shall mail the notice at least twenty (20) days before such date. Failure to mail the notice or any defect therein shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this subparagraph (n).

               (o) In case of a merger or consolidation which reclassifies or changes the Common Stock of this Corporation or in the case of the consolidation or merger of this Corporation with or into another corporation or corporations or the transfer of all or substantially all of the assets of this Corporation to another corporation or corporations, each share of Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Convertible Preferred Stock would have been entitled upon such reclassification, consolidation, merger or transfer; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Convertible Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of shares of Convertible Preferred Stock. In case of any such merger or consolidation, the resulting or surviving corporation (if not this Corporation) shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such securities or property as the holders of the Convertible Preferred Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as provided above. If this subparagraph applies, subparagraph (c) shall not apply.

               (p) In any case in which this paragraph 6 shall require that an adjustment as a result of any event become effective from and after a record date, this Corporation may elect to defer until the occurrence of such event (i) the issuance to the holder of any shares of Convertible Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) the payment to such holder of any amount in cash in lieu of a fractional share of Common Stock pursuant to subparagraph (a) above; provided, however, that this Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Stock or such payment in lieu of such fractional shares.

               (q) The Board of Directors may (but shall not be required to) make such adjustments in the Conversion Price, in addition to those required by this paragraph 6, as shall be determined by the Board of Directors, as evidenced by a Board resolution, to be advisable in order that any event that would otherwise be treated for federal income tax purposes as a dividend of stock or stock rights will, to the extent practicable, not be so treated or not be taxable to the recipients.

               (r) The Board of Directors may interpret the provisions of this paragraph 6 to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the adjustment procedures provided for herein, and if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors may, in appropriate circumstances, authorize the filing of a Certificate of Correction.

               7. Voting Rights. The holders of Convertible Preferred Stock shall have one (1) vote per share on all matters to come before the stockholders. Except as otherwise provided by law or the certificate of incorporation of this Corporation, or by this resolution, the holders of Convertible Preferred Stock shall vote with the holders of the outstanding Common Stock and any other preferred shares entitled to vote on such matter, and not as a separate class or series. In addition, the holders of Convertible Preferred Stock shall have the following voting rights:

                    (a)  If  and   whenever   accrued  dividends   on   the
          Convertible Preferred Stock shall not have been paid or declared (with a sum sufficient for the payment thereof set aside), for six consecutive Dividend Periods on all shares of Convertible Preferred Stock at the time outstanding, then and in such event the holders of Convertible Preferred Stock, voting separately as a class, shall be entitled at any annual meeting of the stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Convertible Preferred Stock called as hereinafter provided, to elect two (2) directors and such right to elect two (2) directors shall be in lieu of the aforesaid right of the holders of Convertible Preferred Stock to vote together with the holders of Common Stock for the election of directors. Such right of the holders of Convertible Preferred Stock to elect two (2) directors may be exercised until all dividends in default on the Convertible Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, the right of the holders of Convertible Preferred Stock to elect such number of directors shall cease and their right to vote together with the holders of Common Stock for the election of directors shall resume, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults. At any time when such special voting rights shall have so vested in the holders of Convertible Preferred Stock, the Secretary of the Corporation
                                          32


          may, and upon
          the written request of the holders of record of 10% or more of the number of shares of the Convertible Preferred Stock then outstanding addressed to him at the principal office of the Corporation, shall, call a special meeting of the holders of the Convertible Preferred Stock for the election of the two (2) directors to be elected by them as hereinafter provided, to be held in the case of such written request within forty (40) days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the by-laws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such a special meeting in the case of any such request received less than ninety
          (90) days before the date fixed for the next ensuing annual meeting of stockholders. No such special meeting and no adjournment thereof shall be held on a date less than thirty (30) days before the annual meeting of the stockholders or a special meeting held in place thereof next succeeding the time when the holders of the Convertible Preferred Stock become entitled to elect two (2) directors as above provided. If at any such annual or special meeting or any adjournment thereof the holders of at least a majority of the Convertible Preferred Stock then outstanding shall be present or represented by proxy, then by vote of the holders of at least a majority of the shares of Convertible Preferred Stock present or so represented at such meeting, the then authorized number of directors of the Corporation shall be increased by two (2) and the holders of the Convertible Preferred Stock shall be entitled to elect the additional directors so provided for. The directors so elected shall serve until the next annual meeting or until their successors shall be elected and qualified, provided, however, that whenever the holders of the Convertible Preferred Stock shall be divested of the special rights to elect two (2) directors as above provided, the term of office of the persons so elected as directors by the holders of the Convertible Preferred Stock as a class, or elected to fill any vacancies resulting from the death, resignation or removal of the directors so elected by the holders of Convertible Preferred Stock, shall forthwith terminate, and the authorized number of directors shall be reduced accordingly.

               If, during any interval between any special meeting of the holders of the Convertible Preferred Stock for the election of two (2) directors to be elected by them as provided above and the next ensuing annual meeting of stockholders, or between annual meetings of stockholders for the election of directors, and while the holders of the Convertible Preferred Stock shall be entitled to elect two (2) directors, both of the directors who have been elected by the holders of the Convertible Preferred Stock shall, by reason of resignation, death or removal, have departed from the Board, (i) the vacancies with respect to the directors elected by the holders of the Convertible Preferred Stock may be filled by a majority vote of the remaining directors then in office, although less than a quorum, and (ii) if such vacancy or vacancies be not so
                                          33

          filled within forty (40) days after the creation thereof, the Secretary of the Corporation shall call a special meeting of the holders of the Convertible Preferred Stock and such vacancy or vacancies shall be filled at such special meeting.

               A director elected by the vote of the holders of Convertible Preferred Stock as a class, or elected by other directors to fill a vacancy resulting from the death, resignation or removal of a director elected by such class vote, may be removed from office without cause only by the vote or written consent of stockholders holding a majority of the outstanding shares of Convertible Preferred Stock.

               (b) The Certificate of Incorporation of this Corporation shall not be changed so as to alter in an adverse manner the powers, preferences or special rights of the Convertible Preferred Stock without the consent, either in writing or by vote at a meeting called for that purpose, of the holders of at least 66 2/3% of the number of shares at the time outstanding of the Convertible Preferred Stock, and all such other series of shares of preferred stock of this Corporation, if any, whose powers, preferences or special rights would also be so altered in a substantially similar manner. In giving such consent, the holders of the Convertible Preferred Stock and of all other such series, if any, shall vote as a single class.

               (c) So long as any shares of Convertible Preferred Stock are outstanding, the Corporation shall not create any class or series of capital stock which is

                    (i)  Senior Stock, or

                    (ii) pari passu with the Convertible Preferred Stock in respect of the right to receive payment of dividends or the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation, without the affirmative vote of, or, if permitted by the Certificate of Incorporation of the Corporation, the written consent pursuant to Section 228 of the Delaware General Corporation Law of, the holders of at least 66-2/3%, in the case of clause (i) above, or a majority, in the case of clause (ii) above, of the outstanding shares of Convertible Preferred Stock, voting separately as a single class. For purposes of this subparagraph (c), the issuance and reissuance from time to time in one or more series, or the establishment or re-establishment, by the Corporation of any class or series of the 30 million shares of Preferred Stock of the par value of $0.10 each presently authorized by clause (a) of Article FOURTH of the Certificate of Incorporation of the Corporation shall not be deemed to be the creation of a class or series of capital stock requiring the affirmative vote of,
                                          34


          or  the  written  consent
          pursuant to Section 228 of the Delaware General Corporation Law of, the outstanding shares of Convertible Preferred Stock, voting separately as a single class.

               (d) In the event that the Conversion Price is cumulatively increased or decreased by more than 5%, in accordance with the provisions of paragraph 6 hereof, the voting rights of each share of Convertible Preferred Stock will be proportionately decreased or increased, respectively, by the same percentage amount.

               8. Stock Issuable Upon Conversion. To the full extent of its authorized but unissued and unreserved shares of Common Stock, the Corporation shall at all times keep reserved, out of shares of its authorized but unissued Common Stock, a number of shares sufficient for issuance upon conversion of the Convertible Preferred Stock in accordance with the provisions of this resolution. The shares of Common Stock issuable upon conversion of Convertible Preferred Stock in accordance with the provisions of this resolution will be, when so issued, validly issued, fully paid and nonassessable.

               9.   Repurchase   Under   Certain   Circumstances.       The
          Corporation agrees promptly to take all action within its power necessary or desirable to amend its certificate of incorporation to increase the number of shares of Common Stock that it is authorized to issue to a number in excess of 250,000,000. In the event that the Corporation has insufficient shares of Common Stock available for issuance upon conversion of any shares of Convertible Preferred Stock presented for conversion, the Corporation will either (a) purchase such shares of Convertible Preferred Stock presented for conversion for an amount per share equal to the Liquidation Price divided by the Conversion Price multiplied by the Closing Price of the Common Stock on the Conversion Date or (b) deliver or cause to be delivered to the holder of such shares of Convertible Preferred Stock presented for conversion that number of shares of Common Stock issuable upon conversion of the shares of Convertible Preferred Stock presented for conversion. In addition to its obligations under the preceding sentence, the Corporation will be obligated to deliver or cause to be delivered to any holder of Convertible Preferred Stock presented for conversion any cash amount or shares of Common Stock due to such holder pursuant to the provisions of paragraph 6(a) hereof with respect to any accrued but unpaid dividends through the last Dividend Payment Date.

               The Corporation will not enter into any agreement, make any acquisition or take any other action following the date of the initial issuance of Convertible Preferred Stock if as a result of such agreement, acquisition or action the Corporation would be prohibited from carrying out its commitments set forth in this paragraph, or in any way hindered in its ability to so carry out such commitments; provided however, that nothing contained herein shall preclude the Corporation from fulfilling its obligations under previously granted or issued options or warrants.

               10.  Additional  Issuances  of Convertible  Preferred Stock.
          Two million shares of Convertible Preferred Stock shall be reserved for issuance by this Corporation, from time to time, to employees of this Corporation or its subsidiaries pursuant to the terms of such plan or arrangements, and for such consideration, as the Board of Directors shall determine. However, the Corporation shall require the employees receiving shares of Convertible Preferred Stock to agree not to convert such shares until such time as the Corporation shall have available a sufficient amount of authorized but unissued Common Stock for issuance upon conversion of all outstanding shares of Convertible Preferred Stock.


          FIFTH:    The  following provisions  are  inserted  for  the
          management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the GCL or by this Certificate of Incorporation or the By-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. The Board of Directors of the Corporation may delegate to the General Counsel of the Corporation and/or to other person(s) designated by the Board of Directors or by the General Counsel the determination whether litigation purportedly commenced in the name of the Corporation is in the best interests of the Corporation and should be pursued.

               B. The directors of the Corporation need not be elected by written ballot unless the By-laws so provide.

               C.   Any action  required or  permitted to be  taken by  the
          stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

               SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

               SEVENTH: The number of directors shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation.

               EIGHTH: The Board of Directors is expressly empowered to adopt, amend or repeal By-laws of the Corporation. Except as hereinafter provided, any adoption, amendment or repeal of By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the directors then in office. The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-laws of the Corporation.

               NINTH: A. Except as provided in Paragraph B below, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least a majority of the Non-Affiliated Shares (as hereinafter defined), voting together as a single class, shall be required for the approval or authorization of a Business Combination (as hereinafter defined) with any Dominant Stockholder (as hereinafter defined) or of any series of related transactions, which if taken together, would constitute a Business Combination with any Dominant Stockholder. Such affirmative vote shall be required notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote, no vote, or a different voting classification and shall be in addition to any vote of the holders of any class or series of voting stock and any other requirements under Delaware law, this Certificate of Incorporation or the Bylaws.

               B.   The  voting requirement  set forth  above shall  not be
          applicable if the definitive agreement or other arrangement to effectuate a Business Combination with a Dominant Stockholder is approved by the Continuing Directors (as hereinafter defined). Such determination shall be made by a majority of the Continuing Directors even if such a majority does not constitute a quorum of the members of the Board of Directors then in office. In addition, the voting requirement specified above shall not be applicable if the cash or fair market value of other consideration to be received per share by the holders of each class or series of capital stock of the Corporation in a Business Combination with a Dominant Stockholder is not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by such Dominant Stockholder in acquiring any shares of such class or series, respectively, within the twenty-four months preceding the date of any such Business Combination.

               C. The provisions of this Article NINTH shall also apply to a Business Combination with any Person (as hereinafter defined) which at any time within twenty-four months preceding the date of any such Business Combination has been a Dominant Stockholder notwithstanding the fact that such Person is no longer a Dominant Stockholder, if, at the time the definitive agreement or other arrangements relating to a Business Combination with such Person were entered into, it was a Dominant Stockholder or if, as of the record date for the determination of stockholders entitled to notice of and to vote on or consent to the Business Combination, such Person is an "Affiliate" (as hereinafter defined) of the Corporation or of a Dominant Stockholder.

               D.   For all purposes of this Article NINTH:

                    (1) The term "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified;

                    (2) The term "Associate" used to indicate a relationship with any Person, shall mean (i) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such Person is an officer or partner or, directly or indirectly, Beneficially Owns ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Corporation or any of its parents or subsidiaries.

                    (3) A Person shall be deemed to "Beneficially Own" any shares of capital stock of the Corporation (i) which it has the right to acquire, hold or vote pursuant to any agreement, arrangement or undertaking or upon exercise of conversion rights, warrants, options or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of the foregoing clause (i)), by any other Person (A) with which it or its Affiliate or Associate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Corporation or (B) which is its Affiliate or Associate;

                    (4) The term "Business Combination" shall mean (i) any merger or consolidation of the Corporation with or into any other Person, (ii) any sale or lease (or series of sales or leases) of all or any Substantial Part of the assets of the Corporation (including without limitation any voting securities of a Subsidiary), (iii) any sale or lease (or series of sales or leases) of all or any Substantial Part of the assets of any Person to the

          Corporation or a Subsidiary in exchange for securities of the Corporation or a Subsidiary or (iv) any reclassification or recapitalization of the outstanding shares of any class of capital stock of the Corporation if the effect of such transaction is to increase the relative voting power of a Dominant Stockholder;

                    (5) The term "Continuing Directors" shall mean the directors who were in office on the date immediately prior to the date the Dominant Stockholder became a Dominant Stockholder;

                    (6) The term "Dominant Stockholder" shall mean any Person which Beneficially Owns, directly or indirectly, shares of capital stock of the Corporation representing ten percent (10%) or more of all votes entitled to be cast in elections of directors (considered for this purpose as one class);

                    (7) The term "Non-Affiliated Shares" shall mean all shares of capital stock of the Corporation entitled to be cast in the election of directors, considered for purposes hereof as one class, which are not Beneficially Owned by the Dominant Stockholder;

                    (8) The term "other consideration to be received", in the event of a Business Combination in which the Corporation is the surviving corporation, shall include the shares of capital stock of the Corporation retained by its existing public stockholders;

                    (9) The term "outstanding shares of any class of capital stock of the Corporation" shall include shares deemed owned through the application of clauses (i) and (ii) of paragraph (3) above but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants, options or otherwise;

                   (10) The term "Person" shall mean any corporation, individual, person, partnership or other person or entity;

                   (11) The term "Substantial Part" shall mean more than 25 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a majority of Continuing Directors, as of the end of its most recent fiscal year ending prior to the time the determination is being made; and

                   (12) The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned directly or indirectly by the Corporation and whose assets constitute a Substantial Part of the assets of the Corporation, as determined in good faith by a majority of Continuing Directors.

               E. A majority of the Continuing Directors shall have the power and duty to make all determinations for the purposes of this Article NINTH on the basis of information known to them consistent
                                          39



          with their fiduciary obligations.

               TENTH: A. Elimination of Directors' Liability for Monetary Damages in Certain Circumstances. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section A shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by such Law, as amended.

               B. 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who had ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph 2 hereof with respect to proceedings seeking to enforce rights to indemnification, the
          Corporation   shall    indemnify   any   such    person
                                          40


          seeking
          indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the
          Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

               2. Right of Claimant to Bring Suit. If a claim under paragraph 1 of this Section is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be thirty days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               3.   Non-Exclusivity    of   Rights.       The    right   to
          indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall
                                          41



          not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

               4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

               5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

               ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
          Section 279 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

               TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this
                                          42


          reservation;  provided,  however, that,
          notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this
          Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at lease sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Paragraph C of Article FIFTH of this Restated Certificate of Incorporation and the affirmative vote of the holders of shares of voting stock of the Corporation representing at least a majority of the Non-Affiliated Shares (as defined in Article NINTH), voting together as a single class, shall be required to amend or repeal Article NINTH of this Certificate of Incorporation. Any amendment of this Article TWELFTH which amends or repeals the provisions hereof respecting the vote required to amend or repeal Paragraph C of Article FIFTH or Article NINTH must be approved by a vote at least equal to the vote required herein to amend or repeal said Paragraph C of Article FIFTH or Article NINTH, as the case may be.

               2. That said restatement was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, by approval of the Board of Directors without a vote of its stockholders and said restatement only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation as heretofore amended and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

               IN WITNESS WHEREOF, the undersigned corporation has caused this Restated Certificate of Incorporation to be executed by its Vice President and attested to by its Assistant Secretary on this 6th day of April, 1994.


                                        COLLINS & AIKMAN GROUP, INC.



                                        By:  /S/ PAUL W. MEEKS
                                             Vice President
          Attest:



          By:  /S/ JOHN F. GROSSBAUER
               Assistant Secretary


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